Exhibit 4.3

TABLE OF CONTENTS

BUSINESS CORPORATIONS ACT

ARTICLES

of

IRON MOUNTAIN CANADA OPERATIONS ULC

		Page

	PART 1
	INTERPRETATION

1.1	Definitions	1
1.2	Business Corporations Act and Interpretation Act Definitions Applicable	1

	PART 2
	SHARES AND SHARE CERTIFICATES

2.1	Authorized Share Structure	1
2.2	Form of Share Certificate	2
2.3	Shareholder Entitled to Certificate or Acknowledgement	2
2.4	Delivery by Mail	2
2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgement	2
2.6	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgement	2
2.7	Splitting Share Certificates	2
2.8	Certificate Fee	3
2.9	Recognition of Trusts	3

	PART 3
	ISSUE OF SHARES

3.1	Directors Authorized	3
3.2	Commissions and Discounts	3
3.3	Brokerage	3
3.4	Conditions of Issue	3
3.5	Share Purchase Warrants and Rights	4

	PART 4
	SHARE REGISTERS

4.1	Central Securities Register	4
4.2	Closing Register	4

	PART 5
	SHARE TRANSFERS

5.1	Registering Transfers	4
5.2	Form of Instrument of Transfer	4
5.3	Transferor Remains Shareholder	4
5.4	Signing of Instrument of Transfer	5
5.5	Enquiry as to Title Not Required	5
5.6	Transfer Fee	5

	PART 6
	TRANSMISSION OF SHARES

6.1	Legal Personal Representative Recognized on Death	5
6.2	Rights of Legal Personal Representative	5

	PART 7
	PURCHASE OF SHARES

7.1	Company Authorized to Purchase Shares	6
7.2	Purchase When Insolvent	6
7.3	Sale and Voting of Purchased Shares	6

	PART 8
	BORROWING POWERS

8.1	Borrowing Powers	6

	PART 9
	ALTERATIONS

9.1	Alteration of Authorized Share Structure	7
9.2	Special Rights and Restrictions	7
9.3	Change of Name	7
9.4	Other Alterations	7

	PART 10
	MEETINGS OF SHAREHOLDERS

10.1	Annual General Meetings	8
10.2	Resolution Instead of Annual General Meeting	8
10.3	Calling of and Location of Meetings of Shareholders	8
10.4	Notice for Meetings of Shareholders	8
10.5	Record Date for Notice	8
10.6	Record Date for Voting	9
10.7	Failure to Give Notice and Waiver of Notice	9
10.8	Notice of Special Business at Meetings of Shareholders	9

	PART 11
	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1	Special Business	9
11.2	Special Majority	10
11.3	Quorum	10
11.4	One Shareholder May Constitute Quorum	10
11.5	Other Persons May Attend	10
11.6	Requirement of Quorum	10
11.7	Lack of Quorum	11
11.8	Lack of Quorum at Succeeding Meeting	11
11.9	Chair	11
11.10	Selection of Alternate Chair	11
11.11	Adjournments	11
11.12	Notice of Adjourned Meeting	11
11.13	Decisions by Show of Hands or Poll	11
11.14	Declaration of Result	12
11.15	Motion Need Not be Seconded	12
11.16	Casting Vote	12
11.17	Manner of Taking Poll	12
11.18	Demand for Poll on Adjournment	12
11.19	Chair Must Resolve Dispute	12
11.20	Casting of Votes	12
11.21	Demand for Poll	12
11.22	Demand for Poll Not to Prevent Continuance of Meeting	13
11.23	Retention of Ballots and Proxies	13
11.24	Meetings by Telephone or Other Communications Medium	13

	PART 12
	VOTES OF SHAREHOLDERS

12.1	Number of Votes by Shareholder or by Shares	13
12.2	Votes of Persons in Representative Capacity	13
12.3	Votes by Joint Holders	13
12.4	Legal Personal Representatives as Joint Shareholders	14
12.5	Representative of a Corporate Shareholder	14
12.6	Proxy Provisions Do Not Apply to All Companies	14
12.7	Appointment of Proxy Holders	15
12.8	Alternate Proxy Holders	15
12.9	When Proxy Holder Need Not Be Shareholder	15
12.10	Deposit of Proxy	15
12.11	Validity of Proxy Vote	15
12.12	Form of Proxy	16
12.13	Revocation of Proxy	16
12.14	Revocation of Proxy Must Be Signed	16
12.15	Production of Evidence of Authority to Vote	17

	PART 13
	DIRECTORS

13.1	First Directors; Number of Directors	17
13.2	Change in Number of Directors	17
13.3	Directors’ Acts Valid Despite Vacancy	17
13.4	Qualifications of Directors	18
13.5	Remuneration of Directors	18
13.6	Reimbursement of Expenses of Directors	18
13.7	Special Remuneration for Directors	18
13.8	Gratuity, Pension or Allowance on Retirement of Director	18

	PART 14
	ELECTION AND REMOVAL OF DIRECTORS

14.1	Election at Annual General Meeting	18
14.2	Consent to be a Director	18
14.3	Failure to Elect or Appoint Directors	19
14.4	Places of Retiring Directors Not Filled	19
14.5	Directors May Fill Casual Vacancies	19
14.6	Remaining Directors Power to Act	19
14.7	Shareholders May Fill Vacancies	19
14.8	Additional Directors	20
14.9	Ceasing to be a Director	20
14.10	Removal of Director by Shareholders	20
14.11	Removal of Director by Directors	20

	PART 15
	POWERS AND DUTIES OF DIRECTORS

15.1	Powers of Management	20
15.2	Appointment of Attorney of Company	21

	PART 16
	DISCLOSURE OF INTEREST OF DIRECTORS

16.1	Obligation to Account for Profits	21
16.2	Restrictions on Voting by Reason of Interest	21
16.3	Interested Director Counted in Quorum	21
16.4	Disclosure of Conflict of Interest or Property	21
16.5	Director Holding Other Office in the Company	21
16.6	No Disqualification	22
16.7	Professional Services by Director or Officer	22
16.8	Director or Officer in Other Corporations	22

	PART 17
	PROCEEDINGS OF DIRECTORS

17.1	Meetings of Directors	22
17.2	Voting at Meetings	22

17.3	Chair of Meetings	22
17.4	Meetings by Telephone or Other Communications Medium	23
17.5	Calling of Meetings	23
17.6	Notice of Meetings	23
17.7	When Notice Not Required	23
17.8	Meeting Valid Despite Failure to Give Notice	23
17.9	Waiver of Notice of Meetings	23
17.10	Quorum	24
17.11	Validity of Acts Where Appointment Defective	24
17.12	Consent Resolutions in Writing	24

	PART 18
	EXECUTIVE AND OTHER COMMITTEES

18.1	Appointment and Powers of Executive Committee	24
18.2	Appointment and Powers of Other Committees	24
18.3	Obligations of Committees	25
18.4	Powers of Board	25
18.5	Committee Meetings	25

	PART 19
	OFFICERS

19.1	Directors May Appoint Officers	26
19.2	Functions, Duties and Powers of Officers	26
19.3	Qualifications	26
19.4	Remuneration and Terms of Appointment	26

	PART 20
	INDEMNIFICATION

20.1	Definitions	26
20.2	Mandatory Indemnification of Directors and Former Directors	27
20.3	Indemnification of Other Persons	27
20.4	Non-Compliance with Business Corporations Act	27
20.5	Company May Purchase Insurance	27

	PART 21
	DIVIDENDS

21.1	Payment of Dividends Subject to Special Rights	27
21.2	Declaration of Dividends	28
21.3	No Notice Required	28
21.4	Record Date	28
21.5	Manner of Paying Dividend	28
21.6	Settlement of Difficulties	28
21.7	When Dividend Payable	28
21.8	Dividends to be Paid in Accordance with Number of Shares	28
21.9	Receipt by Joint Shareholders	28

v

21.10	Dividend Bears No Interest	28
21.11	Fractional Dividends	28
21.12	Payment of Dividends	29
21.13	Capitalization of Surplus	29

	PART 22
	DOCUMENTS, RECORDS AND REPORTS

22.1	Recording of Financial Affairs	29
22.2	Inspection of Accounting Records	29

	PART 23
	NOTICES

23.1	Method of Giving Notice	29
23.2	Deemed Receipt of Mailing	30
23.3	Certificate of Sending	30
23.4	Notice to Joint Shareholders	30
23.5	Notice to Trustees	30

	PART 24
	SEAL AND EXECUTION OF DOCUMENTS

24.1	Who May Attest Seal	31
24.2	Sealing Copies	31
24.3	Mechanical Reproduction of Seal	31
24.4	Execution of Documents Generally	31

	PART 25
	PROHIBITIONS

25.1	Definitions	32
25.2	Application	32
25.3	Consent Required for Transfer of Shares or Designated Securities	32

	PART 26
	SPECIAL RIGHTS AND RESTRICTIONS

26.1	Authorized Share Structure	32
26.2	Issuable in Series	33
26.3	Directors’ Right to Fix Conditions	33
26.4	Authorization	34
26.5	Priority	34
26.6	Series Parity	34
26.7	Restriction on Creation and Issuance of Shares	34
26.8	Shareholder Approval	35
26.9	Amendments	35

Certificate of Continuation No. C0

BUSINESS CORPORATIONS ACT

ARTICLES

of

IRON MOUNTAIN CANADA OPERATIONS ULC

PART 1
INTERPRETATION

1.1                                                                               Definitions.  In these Articles, unless the context otherwise requires:

“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

“legal personal representative” means the personal or other legal representative of the shareholder;

“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

“seal” means the seal of the Company, if any.

1.2                                                                               Business Corporations Act and Interpretation Act Definitions Applicable.  The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

PART 2
SHARES AND SHARE CERTIFICATES

2.1                                                                               Authorized Share Structure.  The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2                                                                               Form of Share Certificate.  Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3                                                                               Shareholder Entitled to Certificate or Acknowledgement.  Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgement of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one of the shareholders’ duly authorized agents will be sufficient delivery to all.

2.4                                                                               Delivery by Mail.  Any share certificate or non-transferable written acknowledgement of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5                                                                               Replacement of Worn Out or Defaced Certificate or Acknowledgement.  If the directors are satisfied that a share certificate or a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgement, as the case may be, and on such other terms, if any, as they think fit:

(a)                                 order the share certificate or acknowledgement, as the case may be, to be cancelled; and

(b)                                 issue a replacement share certificate or acknowledgement, as the case may be.

2.6                                                                               Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgement.  If a share certificate or a non-transferable written acknowledgement of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgement, as the case may be, must be issued to the person entitled to that share certificate or acknowledgement, as the case may be, if the directors receive:

(a)                                 proof satisfactory to them that the share certificate or acknowledgement is lost, stolen or destroyed; and

(b)                                 any indemnity the directors consider adequate.

2.7                                                                               Splitting Share Certificates.  If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.8                                                                               Certificate Fee.  There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.9                                                                               Recognition of Trusts.  Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

PART 3
ISSUE OF SHARES

3.1                                                                               Directors Authorized.  Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2                                                                               Commissions and Discounts.  The Company may at any time, pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3                                                                               Brokerage.  The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4                                                                               Conditions of Issue.  Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(a)                                 consideration is provided to the Company for the issue of the share by one or more of the following:

(i)                                     past services performed for the Company;

(ii)                                  property;

(iii)                               money; and

(b)                                 the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5                                                                               Share Purchase Warrants and Rights.  Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

PART 4
SHARE REGISTERS

4.1                                                                               Central Securities Register.  As required by and subject to the Business Corporations Act, the Company must maintain a central securities register. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2                                                                               Closing Register.  The Company must not at any time close its central securities register.

PART 5
SHARE TRANSFERS

5.1                                                                               Registering Transfers.  A transfer of a share of the Company must not be registered unless:

(a)                                 a duly signed instrument of transfer in respect of the share has been received by the Company;

(b)                                 if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and

(c)                                  if a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgement has been surrendered to the Company.

5.2                                                                               Form of Instrument of Transfer.  The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors from time to time.

5.3                                                                               Transferor Remains Shareholder.  Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4                                                                               Signing of Instrument of Transfer.  If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgements deposited with the instrument of transfer:

(a)                                 in the name of the person named as transferee in that instrument of transfer; or

(b)                                 if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5                                                                               Enquiry as to Title Not Required.  Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgement of a right to obtain a share certificate for such shares.

5.6                                                                               Transfer Fee.  There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

PART 6
TRANSMISSION OF SHARES

6.1                                                                               Legal Personal Representative Recognized on Death.  In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2                                                                               Rights of Legal Personal Representative.  The legal personal representative has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company.

PART 7
PURCHASE OF SHARES

7.1                                                                               Company Authorized to Purchase Shares.  Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.

7.2                                                                               Purchase When Insolvent.  The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(a)                                 the Company is insolvent; or

(b)                                 making the payment or providing the consideration would render the Company insolvent.

7.3                                                                               Sale and Voting of Purchased Shares.  If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(a)                                 is not entitled to vote the share at a meeting of its shareholders;

(b)                                 must not pay a dividend in respect of the share; and

(c)                                  must not make any other distribution in respect of the share.

PART 8
BORROWING POWERS

8.1                                                                               Borrowing Powers.  The Company, if authorized by the directors, may:

(a)                                 borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(b)                                 issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;

(c)                                  guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(d)                                 mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

PART 9
ALTERATIONS

9.1                                                                               Alteration of Authorized Share Structure.  Subject to Article 9.2 and the Business Corporations Act, the Company may by special resolution:

(a)                                 create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)                                 increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)                                  subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(d)                                 if the Company is authorized to issue shares of a class of shares with par value:

(i)                                     decrease the par value of those shares; or

(ii)                                  if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(e)                                  change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(f)                                   alter the identifying name of any of its shares; or

(g)                                  otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

9.2                                                                               Special Rights and Restrictions.  Subject to the Business Corporations Act, the Company may by special resolution:

(a)                                 create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(b)                                 vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

9.3                                                                               Change of Name.  The Company may by special resolution authorize an alteration of its Notice of Articles in order to change its name.

9.4                                                                               Other Alterations.  If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by special resolution alter these Articles.

PART 10
MEETINGS OF SHAREHOLDERS

10.1                                                                        Annual General Meetings.  Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2                                                                        Resolution Instead of Annual General Meeting.  If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3                                                                        Calling of AND Location of Meetings of Shareholders.  The directors may, whenever they think fit, call a meeting of shareholders, which meetings may be held outside the Province of British Columbia, anywhere in Canada or the United States of America as the board of directors may determine.

10.4                                                                        Notice for Meetings of Shareholders.  The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)                                 if and for so long as the Company is a public company, 21 days;

(b)                                 otherwise, 10 days.

10.5                                                                        Record Date for Notice.  The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a)                                 if and for so long as the Company is a public company, 21 days;

(b)                                 otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.6                                                                        Record Date for Voting.  The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7                                                                        Failure to Give Notice and Waiver of Notice.  The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.8                                                                        Notice of Special Business at Meetings of Shareholders.  If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(a)                                 state the general nature of the special business; and

(b)                                 if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i)                                     at the Company’s records office, or at such other reasonably accessible location in British Columbia,  outside British Columbia anywhere in Canada or the United states of America,  as is specified in the notice; and

(ii)                                  during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

PART 11
PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1                                                                        Special Business.  At a meeting of shareholders, the following business is special business:

(a)                                 at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(b)                                 at an annual general meeting, all business is special business except for the following:

(i)                                     business relating to the conduct of or voting at the meeting;

(ii)                                  consideration of any financial statements of the Company presented to the meeting;

(iii)                               consideration of any reports of the directors or auditor;

(iv)                              the setting or changing of the number of directors;

(v)                                 the election or appointment of directors;

(vi)                              the appointment of an auditor;

(vii)                           the setting of the remuneration of an auditor;

(viii)                        business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(ix)                              any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2                                                                        Special Majority.  The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3                                                                        Quorum.  Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting.

11.4                                                                        One Shareholder May Constitute Quorum.  If there is only one shareholder entitled to vote at a meeting of shareholders:

(a)                                 the quorum is one person who is, or who represents by proxy, that shareholder, and

(b)                                 that shareholder, present in person or by proxy, may constitute the meeting.

11.5                                                                        Other Persons May Attend.  The directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6                                                                        Requirement of Quorum.  No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7                                                                        Lack of Quorum.  If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(a)                                 in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(b)                                 in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8                                                                        Lack of Quorum at Succeeding Meeting.  If, at the meeting to which the meeting referred to in Article 11.7(b) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9                                                                        Chair.  The following individual is entitled to preside as chair at a meeting of shareholders:

(a)                                 the chair of the board, if any; or

(b)                                 if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

11.10                                                                 Selection of Alternate Chair.  If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11                                                                 Adjournments.  The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12                                                                 Notice of Adjourned Meeting.  It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13                                                                 Decision by Show of Hands or Poll.  Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.14                                                                 Declaration of Result.  The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15                                                                 Motion Need Not be Seconded.  No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16                                                                 Casting Vote.  In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17                                                                 Manner of Taking Poll.  Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:

(a)                                 the poll must be taken:

(i)                                     at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(ii)                                  in the manner, at the time and at the place that the chair of the meeting directs;

(b)                                 the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(c)                                  the demand for the poll may be withdrawn by the person who demanded it

11.18                                                                 Demand for Poll on Adjournment.  A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19                                                                 Chair Must Resolve Dispute.  In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.20                                                                 Casting of Votes.  On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21                                                                 Demand for Poll.  No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22                                                                 Demand for Poll Not to Prevent Continuance of Meeting.  The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23                                                                 Retention of Ballots and Proxies.  The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxy holder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

11.24                                                                 Meeting by Telephone or Other Communications Medium.  A shareholder or proxy holder may participate in a meeting of the shareholders in person or by telephone if all shareholders or proxy holders participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A shareholder or proxy holder may participate in a meeting of the shareholders by a communications medium other than telephone if all shareholders or proxy holders participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all shareholders or proxy holders who wish to participate in the meeting agree to such participation. A shareholder or proxy holder who participates in a meeting in a manner contemplated by this Article 11.24 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

PART 12
VOTES OF SHAREHOLDERS

12.1                                                                        Number of Votes by Shareholder or by Shares.  Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(a)                                 on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(b)                                 on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2                                                                        Votes of Persons in Representative Capacity.  A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3                                                                        Votes by Joint Holders.  If there are joint shareholders registered in respect of any share:

(a)                                 any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)                                 if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4                                                                        Legal Personal Representatives as Joint Shareholders.  Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

12.5                                                                        Representative of a Corporate Shareholder.  If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a)                                 for that purpose, the instrument appointing a representative must:

(i)                                     be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(ii)                                  be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting;

(b)                                 if a representative is appointed under this Article 12.5:

(i)                                     the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(ii)                                  the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6                                                                        Proxy Provisions Do Not Apply to All Companies.  Articles 12.7 to 12.15 do not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.

12.7                                                                        Appointment of Proxy Holders.  Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8                                                                        Alternate Proxy Holders.  A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9                                                                        When Proxy Holder Need Not Be Shareholder.  A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(a)                                 the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(b)                                 the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or

(c)                                  the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

12.10                                                                 Deposit of Proxy.  A proxy for a meeting of shareholders must:

(a)                                 be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(b)                                 unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11                                                                 Validity of Proxy Vote.  A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a)                                 at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)                                 by the chair of the meeting, before the vote is taken.

12.12                                                                 Form of Proxy.  A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[Name of Company]
(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy if given in respect of all shares registered in the name of the shareholder):                                .

Signed this              day of                     ,           .

(Signature of shareholder)

(Name of shareholder - printed)

12.13                                                                 Revocation of Proxy.  Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is:

(a)                                 received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)                                 provided, at the meeting, to the chair of the meeting.

12.14                                                                 Revocation of Proxy Must Be Signed.  An instrument referred to in Article 12.13 must be signed as follows:

(a)                                 if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;

(b)                                 if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15                                                                 Production of Evidence of Authority to Vote.  The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

PART 13
DIRECTORS

13.1                                                                        First Directors; Number of Directors.  The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(a)                                 subject to paragraphs (b) and (c), the number of directors that is equal to the number of the Company’s first directors;

(b)                                 if the Company is a public company, the greater of three and the most recently set of:

(i)                                     the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(ii)                                  the number of directors set under Article 14.4;

(c)                                  if the Company is not a public company, the most recently set of:

(i)                                     the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(ii)                                  the number of directors set under Article 14.4.

13.2                                                                        Change in Number of Directors.  If the number of directors is set under Articles 13.1(b)(i) or 13.1(c)(i):

(a)                                 the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number; and

(b)                                 if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3                                                                        Directors’ Acts Valid Despite Vacancy.  An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4                                                                        Qualifications of Directors.  A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5                                                                        Remuneration of Directors.  The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6                                                                        Reimbursement of Expenses of Directors.  The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7                                                                        Special Remuneration for Directors.  If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8                                                                        Gratuity, Pension or Allowance on Retirement of Director.  Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

PART 14
ELECTION AND REMOVAL OF DIRECTORS

14.1                                                                        Election at Annual General Meeting.  At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(a)                                 the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(b)                                 all the directors cease to hold office immediately before the election or appointment of directors under paragraph (a), but are eligible for re-election or re-appointment.

14.2                                                                        Consent to be a Director.  No election, appointment or designation of an individual as a director is valid unless:

(a)                                 that individual consents to be a director in the manner provided for in the Business Corporations Act;

(b)                                 that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(c)                                  with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

14.3                                                                        Failure to Elect or Appoint Directors.  If:

(a)                                 the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(b)                                 the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(c)                                  the date on which his or her successor is elected or appointed; and

(d)                                 the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4                                                                        Places of Retiring Directors Not Filled.  If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5                                                                        Directors May Fill Casual Vacancies.  Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6                                                                        Remaining Directors Power to Act.  The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7                                                                        Shareholders May Fill Vacancies.  If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8                                                                        Additional Directors.  Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(a)                                 one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)                                 in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(a), but is eligible for re-election or re-appointment

14.9                                                                        Ceasing to be a Director.  A director ceases to be a director when:

(a)                                 the term of office of the director expires;

(b)                                 the director dies;

(c)                                  the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(d)                                 the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10                                                                 Removal of Director by Shareholders.  The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11                                                                 Removal of Director by Directors.  The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

PART 15

POWERS AND DUTIES OF DIRECTORS

15.1                                                                        Powers of Management.  The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

15.2                                                                        Appointment of Attorney of Company.  The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

PART 16

DISCLOSURE OF INTEREST OF DIRECTORS

16.1                                                                        Obligation to Account for Profits.  A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

16.2                                                                        Restrictions on Voting by Reason of Interest.  A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

16.3                                                                        Interested Director Counted in Quorum.  A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

16.4                                                                        Disclosure of Conflict of Interest or Property.  A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

16.5                                                                        Director Holding Other Office in the Company.  A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

16.6                                                                        No Disqualification.  No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

16.7                                                                        Professional Services by Director or Officer.  Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

16.8                                                                        Director or Officer in Other Corporations.  A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

PART 17

PROCEEDINGS OF DIRECTORS

17.1                                                                        Meetings of Directors.  The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

17.2                                                                        Voting at Meetings.  Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

17.3                                                                        Chair of Meetings.  The following individual is entitled to preside as chair at a meeting of directors:

(a)                                 the chair of the board, if any;

(b)                                 in the absence of the chair of the board, the president, if any, if the president is a director; or

(c)                                  any other director chosen by the directors if:

(i)                                     neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(ii)                                  neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(iii)                               the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

17.4                                                                        Meetings by Telephone or Other Communications Medium.  A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by this Article 17.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

17.5                                                                        Calling of Meetings.  A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

17.6                                                                        Notice of Meetings.  Other than for meetings held at regular intervals as determined by the directors pursuant to Article 17.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 23.1 or orally or by telephone.

17.7                                                                        When Notice Not Required.  It is not necessary to give notice of a meeting of the directors to a director if:

(a)                                 the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(b)                                 the director has waived notice of the meeting.

17.8                                                                        Meeting Valid Despite Failure to Give Notice.  The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director does not invalidate any proceedings at that meeting.

17.9                                                                        Waiver of Notice of Meetings.  Any director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to such director and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.

17.10                                                                 Quorum.  The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at two directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

17.11                                                                 Validity of Acts Where Appointment Defective.  Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

17.12                                                                 Consent Resolutions in Writing.  A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it, whether by signed document, fax, email or any other method of transmitting legibly recorded messages, is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held. Such resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution passed in that manner is effective on the date stated in the resolution or on the latest date stated on any counterpart. A resolution of the directors or of any committee of the directors passed in accordance with this Article 17.12 is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

PART 18

EXECUTIVE AND OTHER COMMITTEES

18.1                                                                        Appointment and Powers of Executive Committee.  The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(a)                                 the power to fill vacancies in the board of directors;

(b)                                 the power to remove a director;

(c)                                  the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)                                 such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

18.2                                                                        Appointment and Powers of Other Committees.  The directors may, by resolution:

(a)                                 appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(b)                                 delegate to a committee appointed under paragraph (a) any of the directors’ powers, except:

(i)                                     the power to fill vacancies in the board of directors;

(ii)                                  the power to remove a director;

(iii)                               the power to change the membership of, or fill vacancies in, any committee of the directors; and

(iv)                              the power to appoint or remove officers appointed by the directors; and

(c)                                  make any delegation referred to in paragraph (b) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

18.3                                                                        Obligations of Committees.  Any committee appointed under Articles 18.1 or 18.2, in the exercise of the powers delegated to it, must:

(a)                                 conform to any rules that may from time to time be imposed on it by the directors; and

(b)                                 report every act or thing done in exercise of those powers at such times as the directors may require.

18.4                                                                        Powers of Board.  The directors may, at any time, with respect to a committee appointed under Articles 18.1 or 18.2:

(a)                                 revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(b)                                 terminate the appointment of, or change the membership of, the committee; and

(c)                                  fill vacancies in the committee.

18.5                                                                        Committee Meetings.  Subject to Article 18.3(a) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 18.1 or 18.2:

(a)                                 the committee may meet and adjourn as it thinks proper;

(b)                                 the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c)                                  a majority of the members of the committee constitutes a quorum of the committee; and

(d)                                 questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

PART 19

OFFICERS

19.1                                                                        Directors May Appoint Officers.  The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

19.2                                                                        Functions, Duties and Powers of Officers.  The directors may, for each officer:

(a)                                 determine the functions and duties of the officer;

(b)                                 entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(c)                                  revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

19.3                                                                        Qualifications.  No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as the managing director must be a director. Any other officer need not be a director.

19.4                                                                        Remuneration and Terms of Appointment.  All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors thinks fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

PART 20

INDEMNIFICATION

20.1                                                                        Definitions.  In this Article 20:

(a)                                 “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(b)                                 “eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director or former director  of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director of the Company:

(i)                                     is or may be joined as a party; or

(ii)                                  is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(c)                                  “expenses” has the meaning set out in the Business Corporations Act.

20.2                                                                        Mandatory Indemnification of Directors and Former Directors.  Subject to the Business Corporations Act, the Company must indemnify a director or former director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 20.2.

20.3                                                                        Indemnification of Other Persons.  Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

20.4                                                                        Non-Compliance with Business Corporations Act.  The failure of a director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

20.5                                                                        Company May Purchase Insurance.  The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(a)                                 is or was a director, officer, employee or agent of the Company;

(b)                                 is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(c)                                  at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(d)                                 at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.

PART 21

DIVIDENDS

21.1                                                                        Payment of Dividends Subject to Special Rights.  The provisions of this Article 21 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

21.2                                                                        Declaration of Dividends.  Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

21.3                                                                        No Notice Required.  The directors need not give notice to any shareholder of any declaration under Article 21.2.

21.4                                                                        Record Date.  The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.

21.5                                                                        Manner of Paying Dividend.  A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

21.6                                                                        Settlement of Difficulties.  If any difficulty arises in regard to a distribution under Article 21.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(a)                                 set the value for distribution of specific assets;

(b)                                 determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(c)                                  vest any such specific assets in trustees for the persons entitled to the dividend.

21.7                                                                        When Dividend Payable.  Any dividend may be made payable on such date as is fixed by the directors.

21.8                                                                        Dividends to be Paid in Accordance with Number of Shares.  All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

21.9                                                                        Receipt by Joint Shareholders.  If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

21.10                                                                 Dividend Bears No Interest.  No dividend bears interest against the Company.

21.11                                                                 Fractional Dividends.  If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

21.12                                                                 Payment of Dividends.  Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

21.13                                                                 Capitalization of Surplus.  Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

PART 22

DOCUMENTS, RECORDS AND REPORTS

22.1                                                                        Recording of Financial Affairs.  The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

22.2                                                                        Inspection of Accounting Records.  Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

PART 23

NOTICES

23.1                                                                        Method of Giving Notice.  Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(a)                                 mail addressed to the person at the applicable address for that person as follows:

(i)                                     for a record mailed to a shareholder, the shareholder’s registered address;

(ii)                                  for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(iii)                               in any other case, the mailing address of the intended recipient;

(b)                                 delivery at the applicable address for that person as follows, addressed to the person:

(i)                                     for a record delivered to a shareholder, the shareholder’s registered address;

(ii)                                  for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(iii)                               in any other case, the delivery address of the intended recipient;

(c)                                  sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d)                                 sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

(e)                                  physical delivery to the intended recipient.

23.2                                                                        Deemed Receipt of Mailing.  A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

23.3                                                                        Certificate of Sending.  A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 23.1, prepaid and mailed or otherwise sent as permitted by Article 23.1 is conclusive evidence of that fact.

23.4                                                                        Notice to Joint Shareholders.  A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

23.5                                                                        Notice to Trustees.  A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a)                                 mailing the record, addressed to them:

(i)                                     by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii)                                  at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b)                                 if an address referred to in paragraph (a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

PART 24

SEAL AND EXECUTION OF DOCUMENTS

24.1                                                                        Who May Attest Seal.  Except as provided in Articles 24.2 and 24.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(a)                                 any two directors;

(b)                                 any officer, together with any director;

(c)                                  if the Company only has one director, that director; or

(d)                                 any one or more directors or officers or persons as may be determined by the directors.

24.2                                                                        Sealing Copies.  For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 24.1, the impression of the seal may be attested by the signature of any director or officer.

24.3                                                                        Mechanical Reproduction of Seal.  The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

24.4                                                                        Execution of Documents Generally.  The Directors may from time to time by resolution appoint any one or more persons, officers or Directors for the purpose of executing any instrument, document or agreement in the name of and on behalf of the Company for which the seal need not be affixed, and if no such person, officer or Director is appointed, then any one officer or Director of the Company may execute such instrument,  document or agreement.

PART 25

PROHIBITIONS

25.1                                                                        Definitions.  In this Article 25:

(a)                                 “designated security” means:

(i)                                     a voting security of the Company;

(ii)                                  a security of the Company that is not a debt security and that carries a residual right to participate in the earnings of the Company or, on the liquidation or winding up of the Company, in its assets; or

(iii)                               a security of the Company convertible, directly or indirectly, into a security described in paragraph (i) or (ii);

(b)                                 “security” has the meaning assigned in the Securities Act (British Columbia);

(c)                                  “voting security” means a security of the Company that:

(i)                                     is not a debt security, and

(ii)                                  carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

25.2                                                                        Application.  Article 25.3 does not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.

25.3                                                                        Consent Required for Transfer of Shares or Designated Securities.  No share or designated security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

PART 26

SPECIAL RIGHTS AND RESTRICTIONS

26.1                                                                        Authorized Share Structure.  The capital of the Company shall consist of:

(a)                                 10,000,000 Common Shares without nominal or par value (the “Common Shares”); and

(b)                                 10,000,000 Class A Preferred Shares without nominal or par value issuable in series (the “Class A Preferred Shares”);

having in each case the rights and privileges and subject to the conditions and limitations set forth below, with the power in each case to divide the shares in the capital for the time being into classes or series and to attach thereto respectively any preferred, deferred or qualified rights, privileges or conditions, including restrictions on voting rights and including redemption, purchase and other acquisition of such shares, subject, however, to the provisions of the Business Corporations Act.

26.2                                                                        Issuable in Series. The Class A Preferred Shares may at any time and from time to time be divided into and issued in one or more series as determined by the Directors.

26.3                                                                        Directors’ Right to Fix Conditions. Before any Class A Preferred Shares are issued, the Directors shall by resolution, fix the number of shares that will form the particular series to be issued and subject to the provisions hereof, determine the designation, priorities, preferences, rights, privileges, restrictions and conditions to attach to each particular series including, but without in any way limiting or restricting the generality of the foregoing:

(a)                                 the rate, amount or method of calculation of dividends (if any);

(b)                                 whether such rate, amount or method of calculation of dividends is subject to any changes or adjustments;

(c)                                  whether dividends will be cumulative, non-cumulative or partially cumulative;

(d)                                 whether Class A Preferred Shareholders will be entitled to any preference with respect to dividends or will be subject to any deferral or qualification in respect thereof;

(e)                                  the time, place and method of payment of dividends;

(f)                                   the consideration for and the terms and conditions (if any) of any purchase for cancellation, retraction or redemption thereof (including a provision that subsequent to the issue of a series the Directors may provide additional dates upon which the holder may require the Company to redeem its shares or vice versa);

(g)                                  the amount of the redemption price (if any) of the Class A Preferred Shares;

(h)                                 whether the redemption price (if any) is subject to change or adjustment and on what terms and conditions such changes or adjustments will occur;

(i)                                     the conversion or exchange rights attached thereto (if any) including, without limitation, the conversion thereof into fully paid shares of any other class of the Company as provided for in the Business Corporations Act;

(j)                                    the terms and conditions of any share purchase plan or sinking fund;

(k)                                 the restriction (if any) respecting the payment of dividends on any shares ranking subordinate to the Class A Preferred Shares;

(l)                                     the right (if any) to vote and, in the circumstances, when the right to vote may be exercised; and

(m)                             the right (if any) to receive notices of and to attend meetings of the shareholders of the Company.

26.4                                                                        Authorization.  The Directors’ resolution described in paragraph 26.3 shall be the only authorization required to fix such designation, priorities, preferences, rights, privileges, restrictions and conditions and to authorize such issuance and no approval, sanction or confirmation of such resolution by the shareholders of the Company or otherwise shall be required.

26.5                                                                        Priority.  Subject to the Directors’ right to otherwise determine, by the resolution referred to in paragraph 26.3 above, the priority of any series of Class A Preferred Shares, the Class A Preferred Shares and each series thereof, shall rank in priority to and be entitled to preference over all of the Common shares of the Company and any other class or series of shares in the capital stock of the Company that the Company may from time to time be authorized to issue, with respect to priority to and payment of dividends and on the distribution of assets of the Company in the event of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs. Each series of Class A Preferred Shares may also be given any other preference over other classes of shares in the capital stock of the Company and other shares ranking junior to the Class A Preferred Shares that the Company may from time to time be authorized to issue, all as may be provided for by the resolution of the Directors referred to in paragraph 26.3 above.

26.6                                                                        Series Parity. Each series of Class A Preferred Shares shall rank on a parity with every other series of Class A Preferred Shares with respect to priority and payment of dividends and on distribution of assets of the Company in the event of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs. When any dividends or amounts payable to the holders of Class A Preferred Shares on a return of capital or redemption are not paid in full, the Class A Preferred Shares of all series shall participate rateably in respect of such dividends or amounts, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any return of capital or redemption in accordance with the sums that would be payable on such return of capital or redemption if all sums so payable were paid in full, provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of such shares with respect to the return of capital or redemption shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends.

26.7                                                                        Restriction on Creation and Issuance of Shares. The Company shall not, without the authorization of the holders of Class A Preferred Shares given as specified in paragraph 26.8 hereof:

(a)                                 create or issue any shares ranking in priority to the Class A Preferred Shares with respect to the payment of dividends or on the distribution of assets of the Company in the event of liquidation, dissolution or winding up of the Company whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs; or

(b)                                 increase the authorized number of Class A Preferred Shares or create any other shares ranking pari passu with the Class A Preferred Shares with respect to the payment of dividends or on the distribution of assets of the Company in the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs.

26.8                                                                        Shareholder Approval. Any authorization or approval by the holders of the Class A Preferred Shares in respect of any and all matters referred to herein shall be deemed to have been sufficiently given if provided in a resolution in writing signed by the holders of at least two thirds (2/3) of the issued and outstanding Class A Preferred Shares or if passed by a two-thirds (2/3) majority of the holders of issued and outstanding Class A Preferred Shares present at a meeting of the holders of the Class A Preferred Shares called in the same manner as provided in the Articles herein with respect to meetings of shareholders and the provisions of the Articles of the Company shall apply mutatis mutandis with necessary modifications with respect to the conduct and formalities to be observed in respect of such meeting. On every poll taken at every meeting of holders of the Class A Preferred Shares each shareholder shall be entitled to vote thereat and shall have one (1) vote in respect of each Class A Preferred Share held.

26.9                                                                        Amendments. The provisions contained herein, may be deleted, varied, modified or amplified by the Directors provided the prior approval of the holders of the Class A Preferred Shares is obtained in the manner specified in paragraph 26.8 above.

SIGNATURE OF A DIRECTOR:

/s/ John P. Lawrence
DATED: June 21, 2013.	JOHN P. LAWRENCE